Exhibit 99.2

CORPORATE SUMMARY SecureCare Technologies, Inc. (OTCBB: SCUC) is a health care information technology company based in Austin, Texas. SecureCare has positioned itself to be a dominant player in the electronic fax market industry with a specific focus on health care. The Secure, Internet-based Sfax(TM) is the only hosted electronic fax management system that is 100 percent dedicated to the health care industry. Distributed to end-users through its growing network of health care software vendors and value added resellers, this technology enables end-users to improve their work-flow efficiency and bottom-line profitability. In today's health care market, the time and labor costs associated with manual faxing are causing health care providers to spend less time on patient care and more time on paper processes. An internal study by the company found that physicians, home health agencies (HHA), pharmacies, durable medical equipment (DME) providers and long-term care facilities send and receive approximately 14.9 billion fax pages each year, almost exclusively using manual fax systems, a labor-intensive and lengthy process. Manual faxes require numerous steps in order to send and receive documents between physicians and health care providers (inputting of data, printing, copying, filing, logging, and sending/receiving documents via fax, mail or hand delivery), directly resulting in wasted time and costs. SecureCare's flagship product, Sfax delivers an essential work-flow solution for the health care industry, saving end-users up to 95 percent of the time and 80 percent of the costs of manual faxing. It provides the secure transfer of patient health information (PHI), a feature virtually nonexistent with manual faxing. This system is an easy-to-deploy, scaleable solution that turns faxing into a paperless operation by tracking, routing and storing electronic faxes on a HIPAA-ready, Internet-based platform. INVESTMENT HIGHLIGHTS A "Right Time - Right Place" Business - During a time when health care costs are at an all-time high, SecureCare is providing a unique solution that lowers health care costs while providing value to its shareholders. Technology Advantage - Sfax is a HIPAA-ready, electronic fax work-flow technology that allows for the secure transfer, storage and auditing of patient health information. Enormous Untapped Market Opportunity - The health care fax market is dominated by an antiquated process of manual faxing, creating an untapped opportunity estimated at $748M annually, for SecureCare's targeted industry segments. Potential to be Market Leader - SecureCare offers the only 100 percent dedicated fax management system for the health care industry. Management Team - SecureCare's leaders are seasoned executives with deep health care, technology and management experience, tapped to execute the Secure- Care business model. Superior Revenue Model - Recurring revenue source - high gross margins. Symbol/Exchange: OTCBB:SCUC Recent price: $1.55 Shares Out. Est.: 1.57 M Corporate Offices: SecureCare Technologies, Inc. 3755 S. Capital of Texas Highway Suite 160E Austin, TX 78704 Tel: 1.888.447.3707 Web site: http://www.sfaxme.com

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MARKET POTENTIAL

There is enormous market potential within the health care industry, considering that over 90 percent of the end-users in SecureCare's five targeted industry segments are still relying on manual faxes. SecureCare estimates that these segments send and receive approximately 14.9 billion fax pages annually. These fax pages translate to a market potential of $748 Million at a price of 5 cents per page. *

Industry Segment	Annual Estimated Fax Pages	Health Care FAX Market Potential
Physician Market	10.8 billion	$540 million
Pharmacy Market	2.7 billion	$135 million
Home Health Agency Market	.9 billion	$45 million
Durable Equipment Providers Market	.3 billion	$15 million
Long Term Care Facilities Market	.2 billion	$13 million
Totals	**14.9 billion**	**$748 million**

*This number is based on internal research and assumptions.

COMPETITION

Manual Fax Machines - Manual faxing is cumbersome and expensive, yet it is still being utilized almost exclusively in the health care industry. Manual fax machines are the status-quo and are SecureCare's primary competitor.

The status-quo costs more and takes more time. A manual fax takes up to five to 10 minutes for a three to four page fax, with costs exceeding 40 cents per page. Notifications and audit trails are not possible with a manual fax system resulting in a high percentage of errors. Security is virtually nonexistent with manual faxes, which can lead to significant problems with identity security and claims.

Health care providers who change from manual fax use to Sfax can send and receive faxes from any Internet-accessible computer, saving up to 95 percent of the time and up to 80 percent of the cost of manual faxing. In addition, health care providers are no longer burdened by the costs associated with fax machines, maintenance, supplies, and dedicated phone lines.

Network Fax Servers - Health care providers and software vendors have the option to build a network fax server internally which includes fax boards, fax servers, dedicated phone lines plus ongoing service and support fees. Network fax servers are difficult to deploy and are more expensive to implement and maintain. Patient health information that is sent through network fax servers is often not secure, since faxes are sent through an unsecured e-mail application.

Healthcare Industry Specific Competitors

ProviderLink™ - ProviderLink is a division of Compuware-Covisent, and provides an electronic fax solution as part of its entire suite of products. Providerlink does not sell its fax services as a stand-alone product. Its target markets are larger health care organizations that make significant investments into technology and do not compete with SecureCare's targeted market

Inscrybe™ Healthcare - Inscribe Healthcare is a division of AuthentiDate Holding Corporation. Inscrybe offers a suite of products for the health care industry, which includes a Web-based fax solution. Like ProviderLink, Inscribe does not sell its fax solutions as a stand-alone product – a Customer must purchase the entire solution.

DISTRIBUTION MODEL Sfax is distributed to end-users through its growing network of health care channel partners, including health care software vendors and value-added resellers (VARs) already servicing the health care industry. Its channel partners are able to sell Sfax as an easily integrated or add-on module to their existing software platform. There are significant advantages for channel partners to do business with SecureCare. By easily integrating Sfax into its existing product offerings, the channel partners are able to generate new recurring revenues, resulting in increased profitability and cash flow, while providing a turn-key fax management solution for their Customers. Integrating with existing software vendors also creates a barrier to entry from future competitors who wish to enter the space. SecureCare Advantages to a One-to-Many Business Model o Channel partners already have the existing relationships with the end-user, making the product easier to sell, giving SecureCare immediate credibility and minimizing overall operational costs for SecureCare. o Selling through channel partners provides immediate access to a larger portion of Secure Care's targeted end-user Customer base, enabling SecureCare to capture market share faster. o Having the Sfax embedded into the channel partners existing software allows for persistent marketing of the product. o SecureCare requires fewer sales people to service channel partners vs. selling directly to end-users. Benefits for the Channel Partners o Increases profitability and cash flow by generating new recurring revenue. o Easy to deploy and is easily integrated in their software programs. o Very low end-user service and support requirements translates to lower sales and maintenance costs. o High adoption potential and increased Customer retention with more satisfied Customers. o The only solution that is 100 percent health care focused. o HIPAA-ready and secure. o Hosted solution means that the Channel Partner does not need to make significant investments to deploy and maintain. REVENUE MODEL SecureCare's income is based on a recurring revenue model. The majority of SecureCare's income flows in through two main revenue streams. Channel Partners - Resellers Sfax is sold through a network of health care software vendors that are billed monthly for their Customer's activity on a per fax page basis. This reseller model is expected to be the primary source of revenues for SecureCare. This model is very advantageous as it results in fewer billing relationships for SecureCare to manage, which in turn reduces SecureCare's operating costs. The resellers are responsible for billing, collecting payment, training and supporting their customers. Channel Partners - Sales Agents SecureCare also has a network of health care sales agents that promote Sfax to their Customer base and direct them to purchase the system directly from SecureCare. In this model, SecureCare bills the end-user directly and is responsible for training and support. Each end-user is billed monthly and at a higher rate compared to the reseller model, which helps offset the costs associated sales commissions paid and end-user training and support.

PRODUCTS AND SERVICES Sfax Management System Health care companies have struggled for many years with expensive and time-consuming manual fax systems. A simple three to four page fax can cost 40 cents a page or more and take up to 10 minutes to process. There is no security, no audit trail, and no easy way to make sure the right person gets the right piece of paper. Sfax is the only fax service 100 percent dedicated to the health care industry, and it eliminates the entire manual fax process. Sfax: o Reduces fax costs by up to 80 percent (vs. manual faxing) o Reduces time spent on faxing by up to 95 percent (vs. manual faxing) o Creates a complete audit trail for all fax transactions o Works from any computer with internet access o Views, routes, stores, and searches on all fax records o HIPAA-ready Sfax requires no additional equipment or software purchases. It is scaleable to support any number of users, even in multi-location organizations. Faxes are accurately routed to the correct person with the use of toll-free numbers, virtually eliminating unwanted faxes. To learn more about Sfax, visit: http://www.sfaxme.com

PRODUCTS AND SERVICES Sfax Management System Health care companies have struggled for many years with expensive and time-consuming manual fax systems. A simple three to four page fax can cost 40 cents a page or more and take up to 10 minutes to process. There is no security, no audit trail, and no easy way to make sure the right person gets the right piece of paper. Sfax is the only fax service 100 percent dedicated to the health care industry, and it eliminates the entire manual fax process. Sfax: o Reduces fax costs by up to 80 percent (vs. manual faxing) o Reduces time spent on faxing by up to 95 percent (vs. manual faxing) o Creates a complete audit trail for all fax transactions o Works from any computer with internet access o Views, routes, stores, and searches on all fax records o HIPAA-ready Sfax requires no additional equipment or software purchases. It is scaleable to support any number of users, even in multi-location organizations. Faxes are accurately routed to the correct person with the use of toll-free numbers, virtually eliminating unwanted faxes. To learn more about Sfax, visit: http://www.sfaxme.com COMPANY HISTORY Founded in 1999 by health care executives, SecureCare introduced its first completely Internet-based document exchange and e-signature solution to the health care industry in 2002. In 2005, the company completed a total re-architecture of its technology onto the Microsoft.Net platform and in late 2005 the company made a strategic decision to enter the hosted electronic fax service market within specific segments of the health care industry. With an estimated 14.9 billion manual fax pages sent and received annually in these industry segments, the company believes that the potential work-flow efficiencies to be realized and the corresponding reductions in overhead costs to be achieved by end-users are on an industry-transforming order of magnitude. Therefore, in 2006 the company secured the initial financing required to begin development of the technology behind Sfax. SecureCare has now completed a series of fundraisings that will support the company through the commercial launch of Sfax and provide additional working capital. SecureCare Technologies, Inc. is publicly traded on the OTC Bulletin Board under the stock symbol SCUC. MANAGEMENT AND DIRECTORS Dr. Richard F. Corlin, Chairman of the Board and Chief Medical Officer Dr. Corlin has been a Director of SecureCare Technologies, Inc. since September 2000. He is a gastroenterologist and is a fellow of the American College of Physicians, a member of both the American Gastroenterology Association and the American Society of Internal Medicine, and he is a past President of the Southern California Society of Gastrointestinal Endoscopy. Dr. Corlin has been active in the American Medical Association for the past twenty years, with roles including President, Speaker of the House of Delegates, and Chair of the Council on Long Range Planning and Development. From 1994 to 1998, Dr. Corlin was a member of the Advisory Committee to the Director of the National Institute of Health. Dr. Corlin served as President of the California Medical Association (CMA) from 1992 to 1993, as Vice Speaker and Speaker of the CMA House of Delegates for nine years, as a member of its Board of Trustees for twelve years as well as chairing numerous committees. Dr. Corlin is a graduate of Rutgers University, receiving his M.D. from Hahnemann Medical College. Following residency training at Hahnemann, Dr. Corlin served as a Lt. Commander in the United States Public Health Service, Heart Disease and Stroke Control Program from 1968 to 1970. He is also a member of several foundations. Alan Stamy, Director Mr. Stamy has been a director since August 2002. Since 1996 Mr. Stamy has served as the President and Chief Operating Officer and more recently Chief Executive Officer of Audio-Digest Foundation. He also provides management oversight to its subsidiary, Marathon Multimedia, and to CME Unlimited, a medical conference capture and e-commerce business. Prior to joining Audio- Digest Foundation, Mr. Stamy worked in the education and technology industries where he has had experience in sales, product management, marketing and general management. He previously worked for National Computer Systems from 1990 to 1995, Science Research Associates from 1988 to 1990, and IBM Corporation from 1967 to 1988. He is a Director of MedePass Inc., which provides secure transmission of medical information, a member of the Board of Governors of Marathon Multimedia, and a Director of Landes Slezak Group. Mr. Stamy also was a Director of American Sound and Video from 1998 to 2000. Mr. Stamy earned a Bachelor of Business Administration from the University of Iowa and a Master of Business Administration from the University of Chicago.

MANAGEMENT and DIRECTORS, Continued Dennis J. Nasto, Chief Executive Officer and Director Mr. Nasto has been with SecureCare since August 2003, holding such positions as Vice President of Sales, Marketing and Customer Support, Senior Vice-President of Sales and Marketing, and eventually being appointed by the Board to lead the company as its Chief Executive Officer in November 2006. He has over 20 years of executive experience in sales and marketing in the health care industry. From 2001 to 2002, Mr. Nasto was Director of Sales at ResMed Corporation, a leading home health respiratory equipment manufacturer. Mr. Nasto has been successful during the past 18 years in building and leading high-energy sales teams at both small and large companies including Kimberly-Clark Professional Health care, a major medical/surgical supply manufacturer, where he was employed as District Sales Manager from 1983 to 1991, and from STERIS Corporation, a leading medical device company, where he held positions as Vice President of Sales-Americas, Vice President National Accounts and Vice President of Sterilization Services from 1991 to 1998. From 2000 to 2001, Mr. Nasto also served as President of X10NET, a start-up venture that focused on bringing Web-based work-flow solutions to the physician marketplace. Mr. Nasto received his B. S. from Western Michigan University. Neil S. Burley, Chief Financial Officer Mr. Burley has served SecureCare as Vice-President and Chief Financial Officer since July 2002. He originally joined the company in October of 2001. Mr. Burley is primarily responsible for the development of the company's financial model, optimization of cash flow and all aspects of finance and accounting. He is a well-seasoned financial executive with over 20 years of experience. From June 1982 to April 1996, Mr. Burley worked at Pennzoil Company where he held a variety of accounting and finance positions, including responsibility for all internal and external (SEC) financial reporting for the Manufacturing and Marketing Divisions. He joined Compaq Computer Corporation in April 1996, and served as Director of Corporate Financial Planning and Analysis in his last year there. In this role he functioned as a Senior Financial Advisor to the Chief Financial Officer and Corporate Controller of this Fortune 500 Company. In May 2000, he left Compaq and accepted a senior management role as Vice-President of Finance and Controller for StorageProvide, a start-up company in the data managed storage services market. Mr. Burley graduated from Louisiana State University and is a Texas Certified Public Accountant. Eugene L. Fry, Vice-President of Technology and Product Development Mr. Fry joined the SecureCare in October of 2001. He is primarily responsible for ensuring the competitive viability of the company's products. Mr. Fry brings over 15 years of information technology experience spanning across system analysis/engineering, sales, field service and operations. From 1996 to 1999 Mr. Fry was employed by Turner Collie and Braden, a major engineering firm, where he was responsible for designing and upgrading new technology and ensuring that implementation was coordinated and successful throughout the organization's multiple offices. Prior to that, from 1994 to 1996 he was employed by Pacific Atlantic Group SA in Buenos Aires, Argentina, where he created an infrastructure for a U.S. affiliate to distribute, market, and manufacture a vending machine product in Argentina and other Latin American companies. Mr. Fry holds various technical certifications and expertise in various protocols, operating systems and software. He holds a B. S. in Computer Science from Almeda University and College. Marty Flores, Vice-President of Sales Mr. Flores joined SecureCare Technologies in December of 2002 and today serves as the company's Vice-President of Sales. Mr. Flores is responsible for leading the company's sales initiatives and providing leadership to the sales management team. His health care sales experience includes over 20 years. Mr. Flores served as Sales Manager for Kimberly-Clark from 1983 until 1990, where he marketed surgical supplies to surgeons and hospitals throughout the Midwest and several times was voted Sales Manager of the Year. In 1990 Mr. Flores founded a successful DME health care company, Mobile Diagnostic Services of America,, where he served as President through 1996. In 2001, prior to joining SecureCare, Mr. Flores was selected to lead the sales efforts of another start-up company, Geriatric Behavioral Health, which he helped build into a successful health care business with a superior sales forces. Mr. Flores has a Bachelor of Science degree from the University of Missouri where he also was an All-American in baseball.

IMPORTANT DISCLAIMER This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive and other factors, including among other things, its ability to finance operations and inventory on terms acceptable to us, new and increase competition, changes in market demand or customer preferences. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors which could materially affect the Company and its operations and included in the Company's filings with the Securities & Exchange Commission. The information contained in this corporate profile is only current as of Nov. 1, 2007. In the interest of full disclosure, we call the reader's attention to the fact that Mercom Capital Group, llc is an investor relations firm hired by the Company to assist in producing this material and is paid a monthly consulting fee in the form of cash and restricted stock. For full disclosure of Mercom's fees, please contact them via email at: info@mercomcapital.com or call them at: 1-512-215- 4452. Contact Us: Investor Relations Corporate Offices: Mercom Capital Group, llc SecureCare Technologies, Inc. 6836 Bee Cave Rd., Suite 238 3755 S. Capital of Texas Highway, Ste 160E Austin, TX 78746 Austin, TX 78704 Tel: 1.512.215.4452 Tel: 1.888.447.3707 E-mail: scuc@mercomcapital.com Web site: http://www.sfaxme.com Stock Transfer Agent: Fidelity Transfer Company 1800 S. West Temple, Suite 301 Salt Lake City, Utah 84115 Tel: 801-484-7222 e-mail: info@fidelitytransfer.com